50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169
Telephone: 775-323-1980 Fax: 775-323-2339	Telephone: 702-387-6073 Fax: 702-990-3564
www.shermanhoward.com

Exhibit 5.1

June 17, 2015

YOU On Demand Holdings, Inc.
375 Greenwich Street
Suite 516
New York, New York 10013

Re:	YOU On Demand Holdings, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 15,902,993 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain selling stockholders of the Company under a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).

Of the 15,902,993 Shares subject to this opinion:

(a) 4,921,054 Shares are issued and outstanding (the “Issued Shares”);

(b) 933,333 Shares are issuable upon conversion of 7,000,000 outstanding shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”);

(c) 6,857,140 Shares are issuable upon conversion of 6,857,140 outstanding shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”);

(d) 1,938,411 Shares are issuable upon conversion of 1,938,411 shares of Series E Preferred Stock that are issuable upon conversion of outstanding promissory notes (the “Notes”);

June 17, 2015

(e) 162,500 Shares are issuable upon exercise of an equal number of outstanding warrants (“Warrants”); and

(f) 1,090,555 Shares are issuable upon exercise of an equal number of outstanding options (the “Options”).

The Shares issuable upon conversion of the Series A Preferred Stock are referred to as the “Series A Conversion Shares,” the Shares issuable upon conversion of the Series E Preferred Stock are referred to as the “Series E Conversion Shares,” the Series A Conversion Shares and the Series E Conversion Shares are referred to collectively as the “Conversion Shares,” the Shares issuable upon exercise of the Warrants are referred to as the “Warrant Shares,” and the Shares issuable upon exercise of the Options re referred to as the “Option Shares.” For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 19, 2004 (“Original Articles”), as amended by (i) Articles of Merger Pursuant to NRS 92A.200 filed with the Nevada Secretary of State on December 15, 2004 (“Articles of Merger”), (ii) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on January 27, 2005 (“First Amendment”), (iii) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on May 7, 2007 (“Second Amendment”), (iv) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on July 8, 2010 (“Third Amendment”), (v) Certificate of Designation For Nevada Profit Corporations filed with the Nevada Secretary of State on July 30, 2010 (“Series A Designation”), (vi) Certificate of Designation For Nevada Profit Corporations filed with the Nevada Secretary of State on July 30, 2010 (“Series B Designation”), (vii) Certificate of Correction filed with the Nevada Secretary of State on November 22, 2010 (“First Certificate of Correction”), (viii) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 23, 2011 (“Fourth Amendment”), (ix) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 9, 2012 (“Fifth Amendment”), (x) Certificate of Designation For Nevada Profit Corporations filed with the Nevada Secretary of State on August 30, 2012 (“Series C Designation”), (xi) Certificate of Correction filed with the Nevada Secretary of State on July 5, 2013 (“Second Certificate of Correction”); (xii) Certificate of Designation for Nevada Profit Corporations as filed with the Nevada Secretary of State on July 5, 2013 (“Series D Designation”); and (xiii) Certificate of Designation for Nevada Profit Corporations as filed with the Nevada Secretary of State on January 31, 2014 (“Series E Designation” and collectively with the Original Articles, the Articles of Merger, the First Amendment, the Second Amendment, the Third Amendment, the Series A Designation, the Series B Designation, the First Certificate of Correction, the Fourth Amendment, the Fifth Amendment, the Series C Designation, the Second Certificate of Correction, and the Series D Designation, the “Articles of Incorporation”);

June 17, 2015

(c) Second Amended and Restated Bylaws of the Company, adopted on January 31, 2014, as amended on March 26, 2015;

(d) forms of agreements, resolutions of the Board of Directors, and such other matters as relevant related to the issuance of the Issued Shares, the Series A Preferred Shares, the Series E Preferred Shares, the Notes, the Warrants, and the Options;

(e) a specimen certificate representing the Common Stock; and

(f) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares, the registration of the Shares under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

In rendering the opinions set forth below, we have also assumed that:

(a) at or prior to the time of issuance and delivery, the Issued Shares have been and the Conversion Shares, the Warrant Shares, and the Option Shares will be registered by the transfer agent and registrar of such Shares;

June 17, 2015

(b) the Issued Shares, the Series A Preferred Stock, the Series E Preferred Stock, the Warrants, and the Options were issued in accordance with the terms of the applicable agreements governing the issuance of such securities;

(c) the agreements governing the issuance of the Issued Shares, the Series A Preferred Stock, the Series E Preferred Stock, the Warrants, and the Options are enforceable in accordance with their respective terms;

(d) the Conversion Shares will be issued in accordance with the Series A Designation and the Series E Designation, as applicable;

(e) the Warrant Shares will be issued upon exercise of the applicable Warrants in accordance with the terms of such Warrants;

(f) the Option Shares will be issued upon exercise of the applicable Options in accordance with the terms of such Options;

(g) the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuances of the Conversion Shares and the Warrant Shares; and

(h) upon issuance of any of the Conversion Shares, the Warrant Shares, and the Option Shares, the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that:

(a) the Issued Shares have been duly authorized, were validly issued, and are fully paid and nonassessable;

(b) the Conversion Shares have been duly authorized and when issued in accordance with the terms of the Series A Designation and the Series E Designation, as applicable, will be validly issued, fully paid, and nonassessable;

(c) the Warrant Shares have been duly authorized and upon issuance in accordance with the terms of the applicable Warrants will be validly issued, fully paid, and nonassessable; and

June 17, 2015

(d) the Option Shares have been duly authorized and upon issuance in accordance with the terms of the applicable Options will be validly issued, fully paid, and nonassessable;

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.